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                                                                   Exhibit 3.9

                          CERTIFICATE OF ELIMINATION
                                      TO
            CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
                           SERIES C PREFERRED STOCK
                                      OF
                                FPA CORPORATION


         FPA CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         That, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of said Corporation, and pursuant to the provisions of Section 151(g) of Title 8 of the Delaware Code of 1953, the Board of Directors duly adopted resolutions by unanimous written consent dated October 11, 1996, providing for the elimination from the Certificate of Incorporation of all matters with respect to Series C Preferred Stock set forth in the Certificate of Designations, Preferences and Rights of Series C Preferred Stock filed with the Office of the Delaware Secretary of State on October 21, 1993, which resolutions have not been modified, revoked or amended, and read as follows:

                  WHEREAS, on October 21, 1993, this Corporation filed a Certificate of Designations, Preferences and Rights (the "Certificate of Designations") of Series C Preferred Stock (the "Series C Preferred Stock"); and

                  WHEREAS, on October 22, 1993, in accordance with the provisions of the Certificate of Designations, this Corporation issued 50,000 shares of Series C Preferred Stock, par value $1.00 (the "Issued Series C") in exchange for good and valuable consideration delivered to this Corporation; and

                  WHEREAS, on August 19, 1994, in accordance with the provisions of the Certificate of Designations, at a Meeting of Stockholders of this Corporation, the Stockholders approved the conversion of the Issued Series C to 6,000,000 shares of Common Stock, par value $.10, of this Corporation, whereupon the Issued Series C was automatically converted on September 8, 1994, following listing of the 6,000,000 shares of Common Stock on the American Stock Exchange; and


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                  WHEREAS, none of the authorized shares of the Series C
         Preferred Stock is currently outstanding.

                  NOW, THEREFORE, be it

                           RESOLVED, That none of the authorized shares of the
                  Series C Preferred Stock will be issued subject to the Certificate of Designations of Series C Preferred Stock filed with the Delaware Secretary of State on October 21, 1993; and

                           FURTHER RESOLVED, That the President, any Vice
                  President, the Secretary and the Treasurer, or any one of them (the "Designated Officers") be, and each of them acting alone or in concert is hereby, authorized and empowered, without further action or direction from the Board of Directors of this Corporation, to execute, deliver and appropriately file on behalf of this Corporation a Certificate (the "Certificate") in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware setting forth the Resolutions adopted herein; and

                           FURTHER RESOLVED, That when such Certificate
                  becomes effective (i) it shall have the effect of eliminating from the Certificate of Incorporation of this Corporation all matters set forth in the Certificate of Designations with respect to the Series C Preferred Stock, and (ii) this Corporation shall have 500,000 shares of Preferred Stock, par value $1.00, authorized, as to which no designation of series has been made.

         IN WITNESS WHEREOF, FPA Corporation has caused this Certificate to be executed this 11th day of October, 1996.



                                                    FPA CORPORATION


                                                    By:  /s/ Benjam D. Goldman
                                                         ---------------------
                                                    Name:  Benjamin D. Goldman
                                                    Title:    President


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